La Jolla Pharmaceutical Company Receives Notice of Allowance for Patent Covering Modified Pectin Compositions

SAN DIEGO, CA. - (MARKETWIRE-February 5, 2013) - La Jolla Pharmaceutical Company (OTCQB: LJPC) ("La Jolla" and "Company"), a leader in the development of therapeutics that target galectin-3, announced today that the United States Patent and Trademark Office (USPTO) has issued a notice of allowance for claims covering its lead product candidate, GCS-100, from patent application number 13/588,932. The claims, which expire in 2025 without accounting for any potential patent term extension, provide proprietary protection for solutions comprised of purified modified pectin, with a defined average molecular weight range.

"This patent compliments our other issued patents and strengthens our position as the leader in the development of effective, pectin-based therapeutics," said James Rolke, Senior Director of Research and Development at La Jolla and inventor of the technology.

George Tidmarsh, M.D. Ph.D., President and Chief Executive Officer of La Jolla stated, "The allowance of these claims represents another step in building our proprietary protection of GCS-100 and modified pectin compositions derived from any source. We are prosecuting additional patent claims that may provide further protection of our lead role targeting galectin-3 with pectin-derived products."

La Jolla Pharmaceutical Company is building a pipeline of drug candidates based on modified pectin, a polysaccharide chemically related to the natural pectin found in plant cell walls. Modified pectin has the ability to bind and sequester the protein galectin-3, over-expression of which has been implicated in a number of human diseases including chronic organ failure and cancer. The modified pectin compositions described in patent '932 may have the advantages of improved therapeutic potency, purity and composition uniformity. The claims allowed in this patent cover such pectin compositions regardless of the intended therapeutic use.

The Company's intellectual property portfolio also includes two issued patents covering methods for preparing biologically active modified pectin, 2 pending patents describing modified pectin compositions, and 1 pending patent covering the method of reducing the rate of cancer growth by treating with a galectin inhibitor.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company dedicated to the development of medical treatments that significantly improve outcomes in patients with life-threatening diseases. GCS-100, the Company's lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. For more information on the Company please visit http://www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100, the success and timing of future preclinical and clinical studies of this compound, and potential indications for which GCS-100 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.

President & Chief Executive Officer

La Jolla Pharmaceutical Company

Phone: (858) 207-4264

Email: GTidmarsh@ljpc.com

Or

Chester S. Zygmont, III

Director of Finance

La Jolla Pharmaceutical Company

Phone: (858) 207-4264

Email: czygmont@ljpc.com